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[PRICEWATERHOUSECOOPERS LOGO]

                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 12, 2000, except for the thirteenth paragraph of Note 3, for which the date is April 13, 2000 relating to the combined financial statements of Key3Media Group, Inc. as of December 31, 1999 and 1998 and for each of the two years in the period ended December 31, 1999, which appears in the Key3Media Group Inc.'s Annual Report on Form 10K for the year ended December 31, 2000. We also consent to the incorporation by reference of our report dated April 12, 2000, except for the thirteenth paragraph of Note 3, for which the date is April 13, 2000 relating to the combined financial statements of Key3Media Group, Inc. as of December 31, 1999 and 1998 and for each of the two years in the period ended December 31, 1999, which appears in the Current Report on Form 8K, dated June 11, 2001. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

                                                      PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
December 21, 2001